EXHIBIT 99


                            JOINT FILING INFORMATION


Name:             Brian J. Higgins

Address:          65 East 55th Street
                  30th Floor
                  New York, New York 10022

Designated Filer:  King Street Capital Management, L.L.C.

Issuer & Ticker Symbol:  The Penn Traffic Company (PTFC.PK)

Date of Event Requiring Filing:  November 22, 2005

Signature:                 /s/  Brian J. Higgins
                           --------------------------------
                                Brian J. Higgins

Joint Filing Information
-----------------------------

Name:             O. Francis Biondi, Jr.

Address:          65 East 55th Street
                  30th Floor
                  New York, New York 10022

Designated Filer:  King Street Capital Management, L.L.C.

Issuer & Ticker Symbol:  The Penn Traffic Company (PTFC.PK)

Date of Event Requiring Filing:  November 22, 2005

Signature:                 /s/  O. Francis Biondi, Jr.
                           --------------------------------
                                O. Francis Biondi, Jr.